Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 14, 2008 relating to the consolidated financial statements and schedule of BTU International, Inc. and subsidiaries, included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-3 (File No. 333-14781) and Form S-8 (File Nos. 333-125924, 333-94713, 333-63298, 033-59081, 033-59045 and 333-155963).

VITALE, CATURANO & COMPANY, P.C.

March 16, 2009

Boston, Massachusetts